As filed with the Securities and Exchange Commission on May 9, 2006

Registration No. 333-132543

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

PRE-EFFECTIVE AMENDMENT NO. 2

TO THE

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Northeast Community Bancorp, Inc.

and

Northeast Community Bank 401(k) Plan and Trust

(Exact name of registrant as specified in its charter)

United States	6035	To Be Applied For
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

325 Hamilton Avenue

White Plains, New York 10601

(914) 684-2500

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Kenneth A. Martinek

President and Chief Executive Officer

Northeast Community Bancorp, Inc.

325 Hamilton Avenue, White Plains, New York 10601

(914) 684-2500

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Paul M. Aguggia, Esquire	Kent M. Krudys, Esquire
Christina M. Gattuso, Esquire	Luse Gorman Pomerenk & Schick, P.C.
Muldoon Murphy & Aguggia LLP	5335 Wisconsin Avenue, NW
5101 Wisconsin Avenue, NW	Washington, DC 20016
Washington, DC 20016	(202) 274-2000
(202) 362-0840

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock $.01 par value	5,951,250 Shares	$10.00	$59,512,500	(2)
Participation Interests	(3)	–	$3,920,101	(4)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	The registration fee of $6,368 was previously paid upon the initial filing of the Form S-1 on March 17, 2006.

(3)	In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(4)	The securities of Northeast Community Bancorp, Inc. to be purchased by the Northeast Community Bank 401(k) Plan are included in the amount shown for common stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act, as amended, the registration fee has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such Plan.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

OTS filing fee	$14,400
SEC filing fee(1)	6,368
NASD filing fee(1)	6,457
Nasdaq Stock Market listing fee	100,000
Printing, postage and mailing	160,000
Accounting fees and expenses	133,000
Legal fees and expenses	475,000
Blue Sky fees and expenses	5,000
Appraiser’s fees and expenses	50,000
Business Plan fees and expenses	45,000
Underwriting fees (1.0% excluding ESOP and insider shares) (2)	537,150
Underwriting fees (including counsel fees)	60,000
Conversion agent fees and expenses	25,000
Transfer agent and registrar fees and expenses	15,000
Certificate printing	10,000
EDGAR expenses	25,000
Miscellaneous	24,625

Total	$1,691,000

(1)	Estimated expenses based on the registration of 5,951,250 shares at $10.00 per share.

(2)	Sandler O’Neill & Partners, L.P. will receive a fee equal to 1.0% of the aggregate purchase price of shares sold in the subscription offering and the community offering, excluding shares purchased by the employee stock ownership plan and by directors, officers and employees of Northeast Community Bank and members of their immediate families.

Item 14.	Indemnification of Directors and Officers.

Article XII of the Registrant’s Bylaws provides:

The Subsidiary Holding Company shall indemnify all officers, directors and employees of the Subsidiary Holding Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Subsidiary Holding Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys’ fees and the cost of reasonable settlements.

Generally, federal law provides indemnity coverage for:

(a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the association, for:

(i)	Any amount for which that person becomes liable under a judgment in such action; and

(ii)	Reasonable costs and expenses, including reasonable attorneys’ fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

(b) Indemnification shall be made to such person only if:

(i)	Final judgment on the merits is in his or her favor; or

(ii)	In case of:

a.	Settlement;

b.	Final judgment against him or her; or

c.	Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the savings association or its members.

However, no indemnification shall be made unless the association gives the Office of Thrift Supervision at least 60 days’ notice of its intention to make such indemnification. No such indemnification shall be made if the Office of Thrift Supervision advises the association in writing, within such notice period, of its objection thereto.

(c) As used in this paragraph:

(i)	“Action” means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review.

(ii)	“Court” includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought.

(iii)	“Final judgment” means a judgment, decree or order which is not appealable or as to which the period for appeal has expired with no appeal taken.

(iv)	“Settlement” includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

The exhibits and financial statement schedules filed as a part of this registration statement are as follows:

(a)	List of Exhibits (filed herewith unless otherwise noted)

1.1	Engagement Letters between Northeast Community Bank and Sandler O’Neill & Partners, L.P.*

1.2	Draft Agency Agreement*

2.1	Plan of Reorganization and Stock Issuance*

3.1	Charter of Northeast Community Bancorp, Inc.*

3.2	Bylaws of Northeast Community Bancorp, Inc.*

4.1	Specimen Stock Certificate of Northeast Community Bancorp, Inc.*

5.1	Opinion of Muldoon Murphy & Aguggia LLP re: Legality*

8.1	Opinion of Muldoon Murphy & Aguggia LLP re: Federal Tax Matters*

8.2	Opinion of Beard Miller Company LLP re: State Tax Matters*

10.1	Form of Northeast Community Bank Employee Stock Ownership Plan and Trust Agreement*

10.2	Form of ESOP Loan Documents*

10.3	Northeast Community Bank 401(k) Plan and Trust*

10.4	Form of Northeast Community Bank Employee Severance Compensation Plan*

10.5	Northeast Community Bank Supplemental Executive Retirement Plan and Participation Agreements with Kenneth A. Martinek and Salvatore Randazzo*

10.6	Form of Northeast Community Bancorp, Inc. Employment Agreement for Kenneth A. Martinek and Salvatore Randazzo*

10.7	Form of Northeast Community Bank Employment Agreement for Kenneth A. Martinek and Salvatore Randazzo*

10.8	Northeast Community Bank Directors’ Retirement Plan*

10.9	Northeast Community Bank Directors’ Deferred Compensation Plan*

16.1	Letter of Sperry, Cuono, Holgate & Churchill, C.P.A.’s, P.C.

23.1	Consent of Muldoon Murphy & Aguggia LLP (included in Exhibits 5.1 and 8.1)*

23.2	Consent of Beard Miller Company, LLP*

23.3	Consent of Sperry, Cuono, Holgate & Churchill, C.P.A.’s, P.C.*

23.4	Consent of RP Financial, LC.*

24.1	Powers of Attorney*

99.1	Appraisal Report of RP Financial, LC. (P)*

99.2	Draft Marketing Materials*

99.3	Form of Subscription Order Form, Instructions and OTS Guidance Letter*

(P)	The supporting financial schedules are filed in paper pursuant to Rule 202 of Regulation S-T.

*	Previously filed.

(b)	Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(5)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.:

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York on May 9, 2006.

Northeast Community Bancorp, Inc.
(in organization)

By:	/s/ Kenneth A. Martinek
Kenneth A. Martinek
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kenneth A. Martinek	President, Chief Executive Officer	May 9, 2006
Kenneth A. Martinek	and Director
(principal executive officer)

/s/ Salvatore Randazzo	Chief Financial Officer, Treasurer	May 9, 2006
Salvatore Randazzo	and Director
(principal accounting and financial officer)

*	Director
Diane B. Cavanaugh

*	Director
Arthur M. Levine

*	Director
Charles A. Martinek

*	Director
Harry (Jeff) A.S. Read

*	Director
Linda M. Swan

*	Director
Kenneth H. Thomas

*	Pursuant to the Powers of Attorney filed as Exhibit 24.1 to the Registration Statement on Form S-1 for Northeast Community Bancorp, Inc. On March 17, 2006.

/s/ Kenneth A. Martinek	President, Chief Executive Officer	May 9, 2006
Kenneth A. Martinek	and Director